BLESSED ROCK OF EL MONTE
                        A California Limited Partnership




                               ANNUAL EXAMINATION




                                December 31, 2003



                                                                       Jack Gilk
                                                     Certified Public Accountant

                                    CONTENTS

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS REPORT                                                    1

FINANCIAL STATEMENTS:

     Balance Sheets                                                          2-3

     Statements of Operations and Changes in Partners' Equity                  4

     Statements of Cash Flows                                                5-6

     Notes to Financial Statements                                          7-11

SUPPLEMENTARY INFORMATION:

     Supplemental Schedule of Expenses                                        12

     Supplemental Schedule of Changes in Partners' Equity                     13

1730 Havens Point Place                                                JACK GILK
Carlsbad, California 92008-3611
                                                     Certified Public Accountant
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com




Partners
Blessed Rock of El Monte
Costa Mesa, California



                          INDEPENDENT AUDITOR'S REPORT

      I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2002 and 2003, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2002 and 2003 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                                   /s/ Jack Gilk
                                                                   -------------
                                                                      33-0724657

January 19, 2004

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                   BALANCE SHEETS, DECEMBER 31, 2002 AND 2003
--------------------------------------------------------------------------------


                                     ASSETS



                                                        2003            2002
                                                     -----------     -----------
Current Assets:
     Operating cash and equivalents                  $    71,300     $    46,102
     Security deposit cash                                24,223          24,823
     Tenant accounts receivable                              109           1,743
     Prepaid expenses                                     64,397          30,075
                                                     -----------     -----------
          Total current assets                           160,029         102,742

Property, Building, and Equipment, At Cost:
     Land                                              1,271,162       1,271,162
     Building and improvements                         7,992,586       7,982,536
     Equipment                                            54,657          54,657
                                                     -----------     -----------
                                                       9,318,405       9,308,355
     Accumulated depreciation                         (1,316,293)     (1,108,894)
                                                     -----------     -----------
          Property, building, and equipment - net      8,002,112       8,199,461
                                                     -----------     -----------
Other Assets:
     Replacement reserve                                 114,561          93,475
     Tax and insurance restricted accosts                 62,253          53,541
     Unamortized deferred costs                               --          24,572
                                                     -----------     -----------
          Total other assets                             176,814         171,588
                                                     -----------     -----------


                                                     $ 8,338,955     $ 8,473,791
                                                     ===========     ===========






               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       2

Blessed Rock of El Monte
Balance Sheets, December 31, 2002 and 2003
Page 2
--------------------------------------------------------------------------------



                        LIABILITIES AND PARTNERS' EQUITY

                                                        2003             2002
                                                     -----------     -----------
Current Liabilities:
     Current portion of long-term debt               $    40,281     $    37,547
     Accounts payable                                         --          12,627
     Security trust liability                             23,985          24,560
     Accrued interest                                     14,938          15,158
     Accrued asset management fees                        32,880              --
     Unearned rental income                                  632           1,189
                                                     -----------     -----------
          Total current liabilities                      112,716          91,081
                                                     -----------     -----------
Long-term Debt:
     Mortgage payable, less current portion
       included above                                  2,502,358       2,542,639
     Notes payable                                       681,525         706,213
     Accrued interest payable                            139,312         195,453
     Grant loan payable                                  400,000         400,000
     Advance payable to general partOer                       --           1,000
     Developer fee payable                                 7,719          98,719
                                                     -----------     -----------
          Total long-term debt                         3,730,914       3,944,024
                                                     -----------     -----------
Partners' equity                                       4,495,325       4,438,686
                                                     -----------     -----------
                                                     $ 8,338,955     $ 8,473,791
                                                     ===========     ===========





               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       3


                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                      STATEMENTS OF OPERATIONS AND CHANGES
       IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
--------------------------------------------------------------------------------


                                                     2003              2002
                                                  -----------       -----------
Revenue:
     Gross potential rents                        $   742,761       $   711,504
     Excess rents                                     101,670            85,938
     Less vacancies                                    (1,878)           (1,855)
                                                  -----------       -----------
     Net rental income                                842,553           795,587
     Laundry and vending                               11,714            12,146
     Tenant charges                                     2,109             1,217
     Interest income                                    1,010             1,571
     Other income                                      20,260               229
                                                  -----------       -----------
          Total revenues                              877,646           810,750
                                                  -----------       -----------
Expenses:
     Administrative                                   213,168           143,592
     Utilities                                         57,279            55,162
     Operating and maintenance                         65,729            64,248
     Taxes and insurance                               42,116           141,226
     Interest                                         210,744           214,361
     Depreciation and amortization                    231,971           241,668
                                                  -----------       -----------
                  Total expenses                      821,007           860,257
                                                  -----------       -----------
Net income (loss)                                      56,639           (49,507)
Partners' equity - beginning                        4,438,686         4,488,193
                                                  -----------       -----------
Partners' equity - ending                         $ 4,495,325       $ 4,438,686
                                                  ===========       ===========








               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       4

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003

                                                           2003         2002
                                                        ---------     ---------
Cash flows from operating activities:
     Rental receipts                                    $ 831,341     $ 783,655
     Operating interest receipts                              349           790
     Other operating receipts                              34,083        13,592
     Payments to suppliers and employees:
        Administrative expenses                           (56,718)      (32,612)
        Management fees                                   (66,912)      (59,553)
        Utilities                                         (60,562)      (53,047)
        Salaries and wages                                (59,077)      (47,711)
        Operating and maintenance                         (50,599)      (50,322)
        Real estate taxes                                      --      (112,101)
        Payroll taxes                                      (5,515)       (5,000)
        Property insurance                                (37,701)      (25,180)
        Miscellaneous taxes and insurance                 (42,989)      (28,665)
        Interest on mortgage                             (180,704)     (183,255)
        Interest on other notes                           (86,401)       (8,478)
        Funding security deposit account                       25          (203)
                                                        ---------     ---------
          Net cash provided by operating activities       218,620       191,910
                                                        ---------     ---------
Cash flows from investing activities:
     Net tax and insurance impounds                        (8,712)      (25,017)
     Net reserve deposits, including                      (21,086)      (21,215)
     Interest
     Reserve interest                                         661           781
     Capital expenditures                                 (10,050)       (8,467)
                                                        ---------     ---------
          Net cash used in investing activities           (39,187)      (53,918)
                                                        ---------     ---------
Cash flows from financing activitie$:
     Mortgage principal payments                          (37,547)      (34,998)
     Developer fee payments                               (91,000)      (84,000)
     Other note payments                                  (25,688)           --
                                                        ---------     ---------
          Net cash used in financing activities          (154,235)     (118,998)
                                                        ---------     ---------
Net increase (decrease) in cash                            25,198        18,994
Cash at beginning of year                                  46,102        27,108
                                                        ---------     ---------
Cash at end of year                                     $  71,300     $  46,102
                                                        =========     =========



               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       5

Blessed Rock of El Monte
Statements of Cash Flows, December 31, 2002 and 2003
Page 2
--------------------------------------------------------------------------------


                       Reconciliation of Net Income (Loss)
                  to Net Cash provided by Operating Activities


                                                            2003           2002
                                                          ---------     ---------



Net income (loss)                                         $  56,639     $ (49,507)
Adjustments to reconcile net income (loss) to net cash
   Provided by operating activities:
     Depreciation and amortization                          231,971       241,668
     Decrease (increase) in:
        Security deposit cash                                   600          (203)
        Receivables                                           1,633          (133)
        Prepaids                                            (34,322)      (18,731)
     Increase (decrease) in:
        Payables                                            (12,627)        5,216
        Security deposit liability                             (575)           --
        Accrued expenses                                    (23,481)       14,728
        Unearned rental income                                 (557)         (347)
        Reserve interest earned                                (661)         (781)
                                                          ---------     ---------
Net cash provided by operating activities                 $ 218,620     $ 191,910
                                                          =========     =========







               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       6

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California
Corporation, as the general partner and Tom Y. Lee as the limited partner. The
Partnership Agreement was amended and restated on September 17, 1996 to replace
Tom Y. Lee with WNC Housing Tax Credit Fund V, L.P. Series 3 and 4 as limited partners and WNC Housing, L.P. as a special limited partner.

The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations.
The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopnent Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

CAPITALIZATION AND DEPRECIATION: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

DEFERRED COSTS: Deferred costs comprised of tax credit fees and organization costs are being amortized over five years.


--------------------------------------------------------------------------------
                                       7

Blessed Rock of El Monte
Notes to Financial Statements, Deceniber 31, 2003
Page 2
--------------------------------------------------------------------------------


ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME AND UNEARNED RENTS: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

INCOME TAXES: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2. RESTRICTED FUNDS

The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3. MORTGAGE PAYABLE

Mortgage payable consists of a 7.05% real estate mortgage,
payable to GMAC Commercial Mortgage, collateralized
by a deed of trust on the real property. The obligation is
payable in aggregate monthly principal and interest installments of $18,188 beginning July 1, 1998 with a balloon payment in the
amount of $2,017,000 payable June 1, 2013.                           $2,542,639

Less current portion                                                    (40,281)
                                                                     ----------

                                                                     $2,502,358
                                                                     ==========

The amounts maturing for the next five years are:

                  2004              $40,281
                  2005               43,214
                  2006               46,361
                  2007               49,737
                  2008               53,360


--------------------------------------------------------------------------------
                                       8

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2003
Page 3
--------------------------------------------------------------------------------



4. NOTES PAYABLE


Notes payable at December 31, 2003 consist of the following:

4% note payable with a term of 15 years, payable to
El Monte Community Redevelopment Agency (RDA),
secured by deed of trust and rents from Project. Note subject to prepayment in whole or in part based on events constituting default under terms of promissory note agreement. No events
of default have occurred through December 31, 2003.
Payments of interest and principal made annually beginning
on April 1, 2003, and thereafter on April 1 until outstanding principal balance of note and all accrued interest paid in full.
Payments paid from 50% of the residual rental income, as
defined in the promissory note agreement. Payments, if any,
applied first to accrued interest and second to principal of note.
At December 31, 2003, accrued interest on note was $11,000.          $  250,878

1% note payable with a term of 30 years beginning
April 3, 1996, payable to RDA for various development fees,
secured by a deed of trust and rents from the Project.
Commencing April 3, 1997, and thereafter on April 3
for the following 6 succeeding years, payment of $4,239
due each year. Payment increases to $8,478 April 3, 2004
and continues the next 7 succeeding years. April 3, 2012,
payment increases to $32,534 and continues the next 14
succeeding years, or until paid in full. Payments to be paid from 50% of residual rental income, as defined in promissory note agreement. Payments first applied to interest.
At December 31, 2003 accrued niterest on note was $4,312.               430,647
                                                                     ----------

                                                                     $  681,525
                                                                     ==========


--------------------------------------------------------------------------------
                                       9

Blessed Rock of El Monte
Notes to Financial Statements, December 31,2003
Page 4
--------------------------------------------------------------------------------


5. GRANT LOAN PAYABLE

The Partnership received a loan of $400,000 on April 3, 1996 from the City of El
Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4% with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2003 was $124,000.

6. RELATED PARTY TRANSAC IIIONS

CAPITAL CONTRIBUTIONS: The limited partners, WNC Housing Tax Credit Fund V, L.P.
Series III and IV, 49.495% limited partners, are required to make a capital contribution of $5,162,171, which shall be made equally between them, in amounts and at times as stated in the Limited Partnership Agreement. The limited partners' cash contributions may be reduced to account for reduced tax benefits, if any. At December 31, 2003, the limited partners have contributed $5,021,578.

PROJECT OR LOSS ALLOCATIONS: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% to the limited partners, .01% to the special limited partner and 1% to the general partner.

DEVELOPER FEE PAYABLE AND ADVANCE PAYABLE TO GENERAL PARTNER: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. During the periods ended December 31, 2003 and 2002, $91,000 and $84,000 of payments of the developer fees were made, respectively.

MANAGEMENT FEE: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $42,105 and $39,920 for the years 2003 and 2002, respectively.



--------------------------------------------------------------------------------
                                       10

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2003
Page 5
--------------------------------------------------------------------------------

INCENTIVE MANAGEMENT AND OTHER FEES: Under the terms of the Limited Partnership
Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership, reporting fees to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. $60,442 of fees for the years 1998, 1999 and 2000 were recorded for year ended December 31, 2001. $55,013 of the fees were paid in year 2001. None were paid in prior years. The limited partners earned $12,000 in reporting fees during 2002 and 2003 and were paid $29,647 each year, resulting in $29,865 in prepaid reporting fee at December 31, 2003.

The managing general partner earned $16,440 for 2001, 2002 and 2003 for an operational asset management fee which was accrued in 2003. $16,440 was paid in 2003 leaving an accrual balance of $32,880.

7. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.









--------------------------------------------------------------------------------
                                       11




















                          SUPPLEMENTARY INFORMATION


                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                 FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2003
--------------------------------------------------------------------------------

                                                            2003         2002
                                                          --------      --------

Site management payroll                                   $ 40,848      $ 36,698
Manager's rent-free apartment                               12,288        11,452
Management fee                                              42,105        39,920
Reporting fee                                               12,000        12,000
Partnership asset management fees                           49,320            --
Audit fee                                                    5,500         5,200
Advertising                                                    256            40
Telephone and answering service                              4,330         3,612
Office supplies                                              5,076         3,101
Educational and social programs                             11,520        11,520
Health insurance and other employee benefits                 8,552         7,439
Payroll taxes                                                5,515         5,000
Workers' compensation                                        9,559         5,063
Other administration                                         6,299         2,547
                                                          --------      --------
       Subtotal administrative expenses                    213,168       143,592

Electricity                                                 19,366        20,709
Water and sewer                                             19,247        17,185
Fuel                                                        14,469        12,518
Garbage and trash removal                                    4,197         4,750
                                                          --------      --------
       Subtotal utilities                                   57,279        55,162

Maintenance and repairs payroll                             15,678        13,565
Maintenance and repairs supply                               5,650         5,277
Maintenance and repairs contract                            17,360        13,705
Painting and decorating                                      6,538         6,969
Grounds                                                     15,055        10,673
Services                                                     2,366         2,276
Furniture and furnishings replacement                        3,082         9,186
Other maintenance expenses                                      --         2,597
                                                          --------      --------
       Subtotal maintenance expenses                        65,729        64,248

Property taxes                                                  --       112,101
Other taxes and licenses                                     4,415         3,945
Property and liability insurance                            37,701        25,180
                                                          --------      --------
       Subtotal tax and insurance                           42,116       141,226

Interest                                                   210,744       214,361
Depreciation and amortization                              231,971       241,668
                                                          --------      --------

        Total expenses                                    $821,007      $860,257
                                                          ========      ========

--------------------------------------------------------------------------------
                                       12


                                               BLESSED ROCK OF EL MONTE
                                          (A California Limited Partnership)
----------------------------------------------------------------------------------------------------------------------
                                 SUPPLEMENTAL SCEHDULE OF CHANGES IN PARTNERS' EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
----------------------------------------------------------------------------------------------------------------------

                              WNC Housing    WNC Housing
                               Tax Credit     Tax Credit        WNC                           Comm
                              Fund V, L.P.   Fund V. L.P.     Housing         Everland       Housing
                                Series 3       Series 4         L.P.            Inc.       Assist. Prog.       Total
                               ----------     ----------     ----------      ----------     ----------      ----------
Balance - December 31, 2001     2,221,687      2,221,687            (57)         44,876             --       4,488,193

Net Income - 2002                 (24,503)       (24,503)            (6)           (489)            (6)        (49,507)
                               ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2002     2,197,184      2,197,184            (63)         44,387             (6)      4,438,686

Net Income - 2003                  28,033         28,033              6             561              6          56,639
                               ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2003    $2,225,217     $2,225,217     $      (57)     $   44,948     $       --      $4,495,325
                               ==========     ==========     ==========      ==========     ==========      ==========

Profit and loss percentage
  at December 31, 2003             49.495%        49.495%         0.010%          0.990%         0.010%        100.000%
                               ==========     ==========     ==========      ==========     ==========      ==========

                                       13